Exhibit 99.Section 19(a)

EXHIBIT 3: SECTION 19(a) NOTICE TO FUND’S SHAREHOLDERS

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   December 31, 2020

Distribution Amount Per Common Share:   $0.48

The following table sets forth the estimated amounts of the current distribution, paid December 31, 2020, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date[1]	Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.4380	91%	$0.4380	91%
Net Realized LT Cap Gains	$0.0420	9%	$0.0420	9%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.4800	100%	$0.4800	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from October 31, 2015 through October 31, 2020	3.41%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2020	8.25%
Cumulative total return at NAV for the fiscal year, through October 31, 2020[2]	-3.20%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of October 31, 2020[1]	2.06%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $339,669,246, of which $333,469,826 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1 The Fund’s current fiscal year began on October 1, 2020.

2 Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2020 through October 31, 2020.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03D6BB 002CSNB5EE

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   January 6, 2021

Distribution Amount Per Common Share:   $0.05

The following table sets forth the estimated amounts of the current distribution, paid January 6, 2021, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date[1]	Fiscal Year to Date[1]
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.4380	83%
Net Realized LT Cap Gains	$0.0500	100%	$0.0920	17%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.0500	100%	$0.5300	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period November 30, 2015 through November 30, 2020	4.77%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2020[3]	0.20%
Cumulative total return at NAV for the fiscal year, through November 30, 2020[2]	4.41%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of November 30, 2020[1]	2.16%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $319,723,166, of which $309,953,241 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1 The Fund’s current fiscal year began on October 1, 2020.

2 Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2020 through November 30, 2020.

3 This distribution represents a one time payment to satisfy annual tax distribution requirements and therefore has not been annualized for the period.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03D9VB 002CSNB71A

TEKLA HEALTHCARE INVESTORS

Notification of Sources of Distribution

Distribution Paid Date:   March 31, 2021

Distribution Amount Per Common Share:   $0.51

The following table sets forth the estimated amounts of the current distribution, paid March 31, 2021, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. All amounts are expressed per common share.

				Percentage
		Percentage		Breakdown of the
		Breakdown	Total Cumulative	Total Cumulative
	Current	of Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date[1]	Fiscal Year to Date[1]
Net Investment Income	$0.0293	6%	$0.0293	3%
Net Realized ST Cap Gains	$0.0000	0%	$0.4380	42%
Net Realized LT Cap Gains	$0.4807	94%	$0.5727	55%
Return of Capital or Other Capital Source	$0.0000	0%	$0.0000	0%
TOTAL (per common share):	$0.5100	100%	$1.0400	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period January 31, 2016 through January 31, 2021	10.57%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2021	7.63%
Cumulative total return at NAV for the fiscal year, through January 31, 2021[2]	13.79%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of January 31, 2021[1]	3.89%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from month to month because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $356,533,994, of which $288,426,044 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

1 The Fund’s current fiscal year began on October 1, 2020.

2 Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2020 through January 31, 2021.

Tekla Healthcare Investors

CUSIP: 87911J103

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

03FLNA 002CSNB9C9